FINANCE OF AMERICA REPORTS SECOND QUARTER 2026 RESULTS
– $0.10 in basic earnings per share or $1 million of net income attributable to holders of Class A Common Stock for the quarter –
– $1.28 in diluted loss per share or $29 million net loss for the quarter –
– $0.84 in adjusted earnings per share(1) or $19 million of adjusted net income(1) for the quarter –
– $35 million of Adjusted EBITDA(1) for the quarter –

Plano, Texas (August 4, 2026): Finance of America Companies Inc. (“Finance of America” or the “Company”) (NYSE: FOA), a leading provider of home equity-based financing solutions for a modern retirement, reported financial results for the quarter ended June 30, 2026.

Second Quarter and Year-to-Date 2026 Highlights(2)
•Funded volume of $730 million for the quarter, representing a 21% increase year over year.
•$0.10 in basic earnings per share or $1 million of net income attributable to holders of Class A Common Stock for the quarter. For the first half of 2026, the Company has recognized $1.99 in basic earnings per share or $17 million of net income attributable to holders of Class A Common Stock.
•$1.28 in diluted loss per share or $29 million net loss for the quarter. For the first half of 2026, the Company recognized $0.41 in diluted earnings per share or $6 million of net income.
•$0.84 in adjusted earnings per share(1) or $19 million of adjusted net income(1) during the quarter. On a per share basis, this represents a 53% improvement over the second quarter 2025.
•$1.94 in adjusted earnings per share(1) or $45 million of adjusted net income(1) during the first half of 2026. On a per share basis, this represents a 81% improvement over the first half of 2025.
•Total equity of $407 million as of June 30, 2026, with total equity attributable to common stock of $297 million, or $33.20 book value per common share. Tangible equity(1) of $246 million, or $13.31 per share(1).
•Completed the acquisition of Onity HECM servicing portfolio in June 2026.
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
(2) The financial information presented in the highlights is for the Company’s continuing operations.

Graham A. Fleming, Chief Executive Officer commented, “The second quarter of 2026 reinforced what we've been communicating over the past several quarters: that the operational improvements and investments we have made are now translating into a stronger, more scalable business. Demand is strengthening, conversion and sales productivity are improving, and our proprietary products are expanding the ways we can serve older homeowners. We believe Finance of America is well positioned to capture the long-term opportunity in home equity and create durable shareholder value.”

(unaudited)
Second Quarter and Year-to-Date 2026 Financial Summary of Continuing Operations

($ amounts in millions, except per share data)			Variance (%)		Variance (%)			Variance (%)
	Q2'26	Q1'26	Q2'26 vs Q1'26	Q2'25	Q2'26 vs Q2'25	YTD 2026	YTD 2025	2026 vs 2025
Funded volume	$730	$596	22%	$602	21%	$1,326	$1,163	14%
Total revenues	62	120	(48)%	177	(65)%	183	343	(47)%
Total expenses and other, net	134	84	60%	95	41%	217	179	21%
Pre-tax income (loss) from continuing operations	(71)	36	(297)%	82	(187)%	(35)	164	(121)%
Net income (loss) from continuing operations	(29)	35	(183)%	80	(136)%	6	160	(96)%
Adjusted net income(1)	19	26	(27)%	14	36%	45	27	67%
Adjusted EBITDA(1)	35	44	(20)%	30	17%	79	59	34%
Basic earnings per share	$0.10	$1.93	(95)%	$3.16	(97)%	$1.99	$6.33	(69)%
Diluted earnings (loss) per share(2)	$(1.28)	$0.88	(245)%	$2.13	(160)%	$0.41	$4.69	(91)%
Adjusted earnings per share(1)	$0.84	$1.10	(24)%	$0.55	53%	$1.94	$1.07	81%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
(2) Calculated using the treasury stock, if-converted, or two-class method, except when anti-dilutive.

Balance Sheet Highlights

($ amounts in millions)(1)	June 30,	March 31,	Variance (%)	June 30,	Variance (%)
	2026	2026	Q2'26 vs Q1'26	2025	Q2'26 vs Q2'25
Cash and cash equivalents	$85	$108	(21)%	$46	85%
Securitized loans held for investment (HMBS & nonrecourse)	35,973	30,090	20%	28,747	25%
Total assets	37,317	31,328	19%	30,147	24%
Total liabilities	36,910	30,890	19%	29,674	24%
Total equity	407	438	(7)%	473	(14)%
Tangible equity(2)	246	268	(8)%	275	(11)%

•As of June 30, 2026, the Company held $85 million in cash and cash equivalents, an 85% increase from June 30, 2025, reflecting strong cash generation from originations and capital markets activities, which provided the majority of the funding to complete the acquisition of the Onity HECM servicing portfolio.
•Securitized loans held for investment, total assets, and total liabilities increased by 19% or more over the first quarter following the acquisition of the Onity HECM servicing portfolio on June 30, 2026.
•Total equity of $407 million as of June 30, 2026, with total equity attributable to common stock of $297 million as of June 30, 2026, or $33.20 book value per common share. Tangible equity(2) totaled $246 million as of June 30, 2026, or $13.31 per share(2)

(1) Numbers may not foot due to rounding.
(2) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.

(unaudited)

Segment Results

Retirement Solutions
The Retirement Solutions segment generates revenue from fees earned at the time of loan origination as well as from the initial estimate of net origination gains, with all originated loans accounted for at fair value.

			Variance (%)		Variance (%)			Variance (%)
($ amounts in millions)	Q2'26	Q1'26	Q2'26 vs Q1'26	Q2'25	Q2'26 vs Q2'25	YTD 2026	YTD 2025	2026 vs 2025
Funded volume	$730	$596	22%	$602	21%	$1,326	$1,163	14%
Total revenue	74	67	10%	62	19%	140	114	23%
Pre-tax income	10	10	—%	10	—%	20	14	43%
Adjusted net income(1)	15	14	7%	15	—%	29	24	21%
•For the quarter, funded volume increased 21% to $730 million compared to $602 million in the second quarter of 2025, reflecting growing demand for home equity solutions.
•Total revenue for the quarter increased by 19% year over year to $74 million, as funded volume increased while revenue margins were relatively stable at 10.1%.
•Profitability increased significantly as operating leverage improved with scale. For the first half of 2026, pre-tax income increased to $20 million from $14 million in the first half of 2025, a 43% improvement, while adjusted net income(1) increased to $29 million from $24 million in the first half of 2025, a 21% improvement, in line with the growth in revenue.
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.

Portfolio Management
The Portfolio Management segment primarily generates revenue in the form of net interest income and fair value changes on our portfolio assets, monetized through securitization, sale, or other financing of those assets.

			Variance (%)		Variance (%)			Variance (%)
($ amounts in millions)	Q2'26	Q1'26	Q2'26 vs Q1'26	Q2'25	Q2'26 vs Q2'25	YTD 2026	YTD 2025	2026 vs 2025
Assets under management	$37,042	$31,052	19%	$29,907	24%	$37,042	$29,907	24%
Assets excluding HMBS and nonrecourse obligations	1,683	1,513	11%	1,838	(8)%	1,683	1,838	(8)%
Total revenue	1	66	(98)%	130	(99)%	67	259	(74)%
Pre-tax income (loss)	(26)	36	(172)%	108	(124)%	10	213	(95)%
Adjusted net income(1)	18	28	(36)%	16	13%	46	37	24%
•For the quarter, pre-tax loss of $26 million reflects negative non-cash fair value adjustments on retained interests in securitizations, partially offset by higher accreted yield on the Company’s residual interests.
•Year-to-date adjusted net income(1) increased 24% to $46 million compared to $37 million in the first half of 2025, reflecting improved portfolio economics and higher accreted yield.
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.

Finance of America Companies Inc. Selected Financial Information Condensed Consolidated Statements of Financial Condition (in thousands, except share data) (unaudited)

	June 30, 2026	March 31, 2026
ASSETS
Cash and cash equivalents	$85,278	$107,656
Restricted cash	255,187	268,950
Loans held for investment, subject to HMBS related obligations, at fair value	25,044,536	19,321,265
Loans held for investment, subject to nonrecourse debt, at fair value	10,928,261	10,769,209
Loans held for investment, at fair value	516,892	454,245
Intangible assets, net	161,020	170,318
Other assets, net (includes $188,635 and $119,654 at fair value)	325,589	236,496
TOTAL ASSETS	$37,316,763	$31,328,139

LIABILITIES AND EQUITY
HMBS related obligations, at fair value	$24,717,687	$19,087,650
Nonrecourse debt, at fair value	10,641,380	10,450,834
Other financing lines of credit	1,054,766	899,338
Notes payable (includes $61,156 and $36,889 at fair value, and includes $87,126 due to a related party as of both June 30, 2026 and March 31, 2026)	347,029	317,811
Payables and other liabilities (includes $4,221 and $4,524 at fair value)	149,196	134,392
TOTAL LIABILITIES	36,910,058	30,890,025

EQUITY
Preferred Stock, $0.0001 par value; 600,000,000 shares authorized; 50,000 shares issued and outstanding as of both June 30, 2026 and March 31, 2026	—	—
Class A Common Stock, $0.0001 par value; 6,000,000,000 shares authorized; 9,362,420 and 8,977,781 shares issued, and 8,936,570 and 8,551,931 shares outstanding	1	1
Class B Common Stock, $0.0001 par value; 1,000,000 shares authorized; 12 shares issued and outstanding as of both June 30, 2026 and March 31, 2026	—	—
Additional paid-in capital	981,042	984,134
Accumulated deficit	(634,101)	(636,153)
Accumulated other comprehensive loss	(285)	(285)
Noncontrolling interest	60,048	90,417
TOTAL EQUITY	406,705	438,114
TOTAL LIABILITIES AND EQUITY	$37,316,763	$31,328,139

Finance of America Companies Inc. Selected Financial Information Condensed Consolidated Statements of Operations (in thousands, except share data) (unaudited)

	Q2'26	Q1'26	Q2'25	YTD 2026	YTD 2025
PORTFOLIO INTEREST INCOME
Interest income	$490,075	$467,603	$481,800	$957,678	$962,402
Interest expense	(435,160)	(401,333)	(422,336)	(836,493)	(832,503)
NET PORTFOLIO INTEREST INCOME	54,915	66,270	59,464	121,185	129,899

OTHER INCOME (EXPENSE)
Net origination gains	66,576	60,887	56,058	127,463	102,096
Gains on securitization of HECM tails, net	13,620	11,667	10,855	25,287	21,336
Fair value changes from model amortization	(36,199)	(32,020)	(35,456)	(68,219)	(76,412)
Fair value changes from market inputs or model assumptions	(31,543)	19,924	94,939	(11,619)	183,202
Net fair value changes on loans and related obligations	12,454	60,458	126,396	72,912	230,222
Fee income	7,454	6,112	6,739	13,566	13,085
Non-funding interest expense, net	(12,342)	(12,698)	(15,223)	(25,040)	(30,135)
NET OTHER INCOME (EXPENSE)	7,566	53,872	117,912	61,438	213,172

TOTAL REVENUES	62,481	120,142	177,376	182,623	343,071

EXPENSES
Salaries, benefits, and related expenses	42,267	42,604	36,974	84,871	70,904
Loan production and portfolio related expenses	15,034	17,666	9,462	32,700	20,792
Loan servicing expenses	7,743	7,446	7,525	15,189	15,266
Marketing and advertising expenses	17,214	13,339	12,265	30,553	22,996
Amortization and depreciation	9,929	9,852	9,654	19,781	19,312
General and administrative expenses	13,902	14,459	13,180	28,361	26,159
TOTAL EXPENSES	106,089	105,366	89,060	211,455	175,429
OTHER, NET	(27,448)	21,481	(6,361)	(5,967)	(3,994)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(71,056)	36,257	81,955	(34,799)	163,648
Provision (benefit) for income taxes from continuing operations	(42,204)	1,093	2,132	(41,111)	4,075
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(28,852)	35,164	79,823	6,312	159,573
NET LOSS FROM DISCONTINUED OPERATIONS	—	—	—	—	(4,750)
NET INCOME (LOSS)	(28,852)	35,164	79,823	6,312	154,823
Noncontrolling interest	(30,904)	17,657	44,900	(13,247)	89,691
NET INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	2,052	17,507	34,923	19,559	65,132
Preferred Stock dividends	1,125	1,125	—	2,250	—
NET INCOME ATTRIBUTABLE TO HOLDERS OF CLASS A COMMON STOCK	$927	$16,382	$34,923	$17,309	$65,132

Finance of America Companies Inc. Selected Financial Information Condensed Consolidated Statements of Operations (in thousands, except share data) (unaudited)

	Q2'26	Q1'26	Q2'25	YTD 2026	YTD 2025
EARNINGS PER SHARE
Basic weighted average shares outstanding	8,911,666	8,500,966	11,041,337	8,707,450	10,611,689
Basic earnings per share from continuing operations	$0.10	$1.93	$3.16	$1.99	$6.33
Basic earnings per share	$0.10	$1.93	$3.16	$1.99	$6.14
Diluted weighted average shares outstanding	17,000,600	19,237,695	30,137,247	22,499,174	30,152,054
Diluted earnings (loss) per share from continuing operations	$(1.28)	$0.88	$2.13	$0.41	$4.69
Diluted earnings (loss) per share	$(1.28)	$0.88	$2.13	$0.41	$4.56

(unaudited)
Reconciliation to GAAP

($ amounts in millions)(1)	Q2'26	Q1'26	Q2'25	YTD 2026	YTD 2025
Reconciliation of net income (loss) from continuing operations to adjusted net income and adjusted EBITDA
Net income (loss) from continuing operations	$(29)	$35	$80	$6	$160
Add back: (Provision) benefit for income taxes	42	(1)	(2)	41	(4)
Net income (loss) from continuing operations before taxes	(71)	36	82	(35)	164
Adjustments for:
Changes in fair value(2)	84	(15)	(76)	69	(151)
Amortization of intangible assets	9	9	9	19	19
Equity-based compensation(3)	3	3	3	7	5
Certain non-recurring costs(4)	1	1	1	2	1
Adjusted net income before income taxes	26	35	19	62	37
Provision for income taxes(5)	(7)	(9)	(5)	(16)	(10)
Adjusted net income	19	26	14	45	27
Provision for income taxes(5)	7	9	5	16	10
Depreciation	1	1	—	1	1
Interest expense on non-funding debt	8	8	11	16	22
Adjusted EBITDA	$35	$44	$30	$79	$59

($ amounts in millions except shares and $ per share)	Q2'26	Q1'26	Q2'25	YTD 2026	YTD 2025
GAAP PER SHARE MEASURES
Net income from continuing operations attributable to holders of Class A Common Stock	$1	$16	$35	$17	$67
Weighted average outstanding share count	8,911,666	8,500,966	11,041,337	8,707,450	10,611,689
Basic earnings per share from continuing operations	$0.10	$1.93	$3.16	$1.99	$6.33
If-converted method net income (loss) from continuing operations	$(22)	$17	$64	$9	$141
Weighted average diluted share count	17,000,600	19,237,695	30,137,247	22,499,174	30,152,054
Diluted earnings (loss) per share from continuing operations(6)	$(1.28)	$0.88	$2.13	$0.41	$4.69

NON-GAAP PER SHARE MEASURES
Adjusted net income	$19	$26	$14	$45	$27
Exchangeable secured notes interest expense(7)	3	3	3	5	5
Total	$22	$29	$17	$51	$32
Weighted average share count	26,294,139	26,004,194	30,137,247	26,149,967	30,152,054
Adjusted earnings per share	$0.84	$1.10	$0.55	$1.94	$1.07

(unaudited)

($ amounts in millions except shares and $ per share)(1)	June 30, 2026	March 31, 2026	June 30, 2025
GAAP Book Value Per Common Share
Total equity	$407	$438	$473
Less: Preferred Stock	50	50	—
Less: Noncontrolling interest	60	90	148
Total equity attributable to common stock	$297	$298	$325
Class A Common Stock outstanding	8,936,570	8,551,931	11,076,638
Book value per common share	$33.20	$34.81	$29.36

Non-GAAP Tangible Equity Per Share
Total equity	$407	$438	$473
Less: Intangible assets, net	161	170	198
Tangible equity	$246	$268	$275
Class A Common Stock outstanding	8,936,570	8,551,931	11,076,638
Class A LLC Units (if-converted to Class A Common Stock)	8,088,934	8,088,934	13,219,354
Preferred Stock (if-converted to Class A Common Stock)	1,428,571	1,428,571	—
Adjusted Class A Common Stock outstanding	18,454,075	18,069,436	24,295,992
Tangible equity per share	$13.31	$14.82	$11.33
(1) Totals may not foot due to rounding.
(2) Changes in fair value include changes in fair value of loans, retained bonds, and related obligations due to market inputs or model assumptions, deferred purchase price liabilities, and convertible notes, and amortization of the discount on senior notes resulting from the fair value measurement at issuance.
(3) Includes all equity-based compensation.
(4) Reflects certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
(5) Income tax provision adjustments to apply an effective combined federal and state corporate tax rate to adjusted net income before taxes.
(6) Calculated using the treasury stock, if-converted, or two-class method, except when anti-dilutive.
(7) Represents interest expense on our exchangeable secured notes, excluding the amortization of the discount on the exchangeable secured notes. The adjustment is presented net of the related income tax benefit, calculated using our effective combined federal and state corporate tax rate, if dilutive for adjusted earnings per share.

(unaudited)
Adjusted Net Income (Loss) by Segment (Continuing Operations)

For the three months ended June 30, 2026
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$10	$(26)	$(55)	$(71)
Adjustments for:
Changes in fair value(2)	—	50	34	84
Amortization of intangible assets	9	—	—	9
Equity-based compensation(3)	—	—	3	3
Certain non-recurring costs(4)	—	—	—	1
Adjusted net income (loss) before taxes	$20	$24	$(18)	$26
Benefit (provision) for income taxes(5)	(5)	(6)	5	(7)
Adjusted net income (loss)	$15	$18	$(13)	$19
Exchangeable secured notes interest expense(6)	—	—	3	3
Total	$15	$18	$(10)	$22
Weighted average share count	26,294,139	26,294,139	26,294,139	26,294,139
Adjusted earnings (loss) per share	$0.56	$0.68	$(0.39)	$0.84

For the three months ended March 31, 2026
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$10	$36	$(10)	$36
Adjustments for:
Changes in fair value(2)	—	2	(17)	(15)
Amortization of intangible assets	9	—	—	9
Equity-based compensation(3)	—	—	3	3
Certain non-recurring costs(4)	—	—	1	1
Adjusted net income (loss) before taxes	$20	$39	$(23)	$35
Benefit (provision) for income taxes(5)	(5)	(10)	6	(9)
Adjusted net income (loss)	$14	$28	$(17)	$26
Exchangeable secured notes interest expense(6)	—	—	3	3
Total	$14	$28	$(14)	$29
Weighted average share count	26,004,194	26,004,194	26,004,194	26,004,194
Adjusted earnings (loss) per share	$0.56	$1.09	$(0.55)	$1.10

(unaudited)

For the three months ended June 30, 2025
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$10	$108	$(37)	$82
Adjustments for:
Changes in fair value(2)	—	(86)	11	(76)
Amortization of intangible assets	9	—	—	9
Equity-based compensation(3)	—	—	2	3
Certain non-recurring costs(4)	—	—	1	1
Adjusted net income (loss) before taxes	$20	$22	$(23)	$19
Benefit (provision) for income taxes(5)	(5)	(6)	6	(5)
Adjusted net income (loss)	$15	$16	$(17)	$14
Exchangeable secured notes interest expense(6)	—	—	3	3
Total	$15	$16	$(14)	$17
Weighted average share count	30,137,247	30,137,247	30,137,247	30,137,247
Adjusted earnings (loss) per share	$0.49	$0.54	$(0.47)	$0.55

For the six months ended June 30, 2026
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$20	$10	$(65)	$(35)
Adjustments for:
Changes in fair value(2)	—	52	17	69
Amortization of intangible assets	19	—	—	19
Equity-based compensation(3)	—	—	6	7
Certain non-recurring costs(4)	—	—	1	2
Adjusted net income (loss) before taxes	$40	$63	$(41)	$62
Benefit (provision) for income taxes(5)	(10)	(16)	11	(16)
Adjusted net income (loss)	$29	$46	$(30)	$45
Exchangeable secured notes interest expense(6)	—	—	5	5
Total	$29	$46	$(25)	$51
Weighted average share count	26,149,967	26,149,967	26,149,967	26,149,967
Adjusted earnings (loss) per share	$1.12	$1.77	$(0.94)	$1.94

(unaudited)

For the six months ended June 30, 2025
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$14	$213	$(63)	$164
Adjustments for:
Changes in fair value(2)	—	(164)	13	(151)
Amortization of intangible assets	19	—	—	19
Equity-based compensation(3)	—	—	4	5
Certain non-recurring costs(4)	—	—	1	1
Adjusted net income (loss) before taxes	$33	$50	$(46)	$37
Benefit (provision) for income taxes(5)	(9)	(13)	12	(10)
Adjusted net income (loss)	$24	$37	$(34)	$27
Exchangeable secured notes interest expense(6)	—	—	5	5
Total	$24	$37	$(29)	$32
Weighted average share count	30,152,054	30,152,054	30,152,054	30,152,054
Adjusted earnings (loss) per share	$0.80	$1.21	$(0.95)	$1.07
(1) Totals may not foot due to rounding.
(2) Changes in fair value include changes in fair value of loans, retained bonds, and related obligations due to market inputs or model assumptions, deferred purchase price liabilities, and convertible notes, and amortization of the discount on senior notes resulting from the fair value measurement at issuance.
(3) Includes all equity-based compensation.
(4) Reflects certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
(5) Income tax benefit (provision) adjustments to apply an effective combined federal and state corporate tax rate to adjusted net income (loss) before taxes.
(6) Represents interest expense on our exchangeable secured notes, excluding the amortization of the discount on the exchangeable secured notes. The adjustment is presented net of the related income tax benefit, calculated using our effective combined federal and state corporate tax rate, if dilutive for adjusted earnings (loss) per share.

Webcast and Conference Call
Management will host a webcast and conference call on Tuesday, August 4, 2026 at 5:00 pm Eastern Time to discuss the Company’s results for the second quarter ended June 30, 2026. A copy of this press release and an accompanying investor presentation will be posted prior to the call under the “Investors” section on Finance of America’s investor-oriented website at https://ir.financeofamericacompanies.com/.
To listen to the audio webcast of the conference call, please visit the “Investors” section of the Company’s investor-oriented website at https://ir.financeofamericacompanies.com/. The conference call can also be accessed by dialing the following:
•1-833-461-5787 (North America)
•1-585-542-9983 (International)
•Meeting ID: 811219301

Replay
A replay of the webcast will be available on the Company’s investor-oriented website approximately two hours after the conclusion of the conference call and will remain available on the “Investors” section of the Company’s website at https://ir.financeofamericacompanies.com/.

About Finance of America
Finance of America (NYSE: FOA) is a leading provider of home equity-based financing solutions for a modern retirement. In addition, Finance of America offers capital markets and portfolio management capabilities primarily to optimize the distribution of its originated loans to investors. Finance of America is headquartered in Plano, Texas. For more information, please visit Finance of America’s investor-oriented website at www.financeofamericacompanies.com and Finance of America’s consumer-oriented website at www.financeofamerica.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the United States of America (“U.S.”) Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the control of the Company. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “budgets,” “forecasts,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties that could cause actual outcomes or results to differ materially from those indicated in these statements, including those risks referenced below. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. A number of important factors exist that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to, those factors indicated in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”).
All of these factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each such new factor on our business. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and any of these statements included herein may prove to be inaccurate. Please refer to “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 13, 2026, for further information on risk factors affecting us, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are or will be accessible on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures
The Company’s management evaluates performance of the Company through the use of certain financial measures that are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including adjusted net income (loss), adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted earnings (loss) per share, tangible equity, and tangible equity per share.
The presentation of non-GAAP measures is used to enhance investors’ understanding of certain aspects of our financial performance. This discussion is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP. Management believes these key financial measures provide an additional view of our performance over the long-term and provide useful information that we use in order to maintain and grow our business.
These non-GAAP financial measures should not be considered as an alternative to net income (loss), operating cash flows, or any other performance measures determined in accordance with U.S. GAAP. Adjusted net income (loss), adjusted EBITDA, adjusted earnings (loss) per share, tangible equity, and tangible equity per share have important limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of these metrics are: (i) cash expenditures for future contractual commitments; (ii) cash requirements for working capital needs; (iii) cash requirements for certain tax payments; and (iv) all non-cash income/expense items.
Because of these limitations, adjusted net income (loss), adjusted EBITDA, adjusted earnings (loss) per share, tangible equity, and tangible equity per share should not be considered as measures of discretionary cash available to us to invest in the growth of our business or distribute to shareholders. We compensate for these limitations by relying primarily on our U.S. GAAP results and using our non-GAAP financial measures only as a supplement. Users of our condensed consolidated financial statements are cautioned not to place undue reliance on our non-GAAP financial measures.

Adjusted Net Income (Loss)
We define adjusted net income (loss) as net income (loss) from continuing operations adjusted for:
1.Income taxes
2.Changes in fair value of loans, retained bonds, and related obligations due to market inputs or model assumptions, deferred purchase price liabilities, and convertible notes, and amortization of the discount on senior notes resulting from the fair value measurement at issuance.
3.Amortization of intangible assets.
4.Equity-based compensation.
5.Certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
6.Income tax provision or benefit adjustments to apply an effective combined federal and state corporate tax rate to adjusted net income (loss) before income taxes.
Management considers adjusted net income (loss) important in evaluating our Company as a whole. This supplemental metric is utilized by our management team to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use this measure when analyzing our operating performance and comparability to peers. Adjusted net income (loss) is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Adjusted net income (loss) provides visibility to the underlying operating performance by excluding the impact of certain items that management does not believe are representative of our core earnings. Adjusted net income (loss) may also include other adjustments, as applicable, based upon facts and circumstances, consistent with our intent of providing a supplemental means of evaluating our operating performance.
Adjusted EBITDA
We define adjusted EBITDA as net income (loss) from continuing operations adjusted for:
1.Income taxes
2.Changes in fair value of loans, retained bonds, and related obligations due to market inputs or model assumptions, deferred purchase price liabilities, and convertible notes, and amortization of the discount on senior notes resulting from the fair value measurement at issuance.
3.Amortization of intangible assets.
4.Equity-based compensation.
5.Certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
6.Depreciation
7.Interest expense on non-funding debt, excluding amortization of the discount on senior notes resulting from the fair value measurement at issuance.
Management considers adjusted EBITDA important in evaluating the Company as a whole. This supplemental metric is utilized by our management team to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use this measure when analyzing our operating performance and comparability to peers. Adjusted EBITDA is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Adjusted EBITDA provides visibility to the underlying operating performance by excluding the impact of certain items that management does not believe are representative of our core earnings. Adjusted EBITDA may also include other adjustments, as applicable, based upon facts and circumstances, consistent with our intent of providing a supplemental means of evaluating our operating performance.
Adjusted Earnings (Loss) Per Share
We define adjusted earnings (loss) per share as adjusted net income (loss) (defined above) plus interest expense on the exchangeable secured notes, net of a tax effect, if dilutive for adjusted earnings (loss) per share, divided by the weighted average shares outstanding, which includes outstanding Class A Common Stock plus the Class A LLC Units of Finance of America Equity Capital LLC owned by the noncontrolling interest on an if-converted basis, the exchange of the exchangeable secured notes on an if-converted basis if they are dilutive for adjusted earnings (loss) per share, the conversion of the convertible notes on an if-converted basis, the conversion of the preferred stock on an if-converted basis, and any shares under the treasury stock method.
Management considers adjusted earnings (loss) per share important in evaluating the Company as a whole. This supplemental metric is utilized by our management team to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use this measure when analyzing our operating performance and comparability to peers. Adjusted earnings (loss) per share is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
A reconciliation of our forward-looking adjusted earnings per share outlook to U.S. GAAP earnings per share cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusted items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future U.S. GAAP financial results.
Tangible Equity
We define tangible equity as total equity less intangible assets, net. Management uses this metric to evaluate the Company’s capital strength exclusive of intangible assets. We believe this measure is useful to analysts, investors, and creditors as it provides additional insight into the underlying equity position of the business. Tangible equity is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Tangible equity provides visibility to the underlying capital position by excluding the impact of certain items that management does not believe are representative of our core equity base. Tangible equity may also include other adjustments, as applicable, based upon facts and circumstances, consistent with our intent of providing a supplemental means of evaluating our financial strength.
Tangible Equity Per Share
We define tangible equity per share as tangible equity (defined above) divided by the adjusted Class A Common Stock outstanding, which is equal to the sum of shares of Class A Common Stock outstanding at quarter end, Class A LLC Units if-converted to Class A Common Stock at quarter end, and Preferred Stock if-converted to Class A Common Stock at quarter end. Management uses this metric to evaluate the Company’s total capital strength exclusive of intangible assets. We believe this measure is useful to analysts, investors, and creditors as it provides additional insight into the underlying equity position of the business. Tangible equity per share is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Tangible equity per share provides visibility to the total underlying capital position by excluding the impact of certain items that management does not believe are representative of our core equity base. Tangible equity per share may also include other adjustments, as applicable, based upon facts and circumstances, consistent with our intent of providing a supplemental means of evaluating our financial strength.

Contacts
For Finance of America Media Relations: pr@financeofamerica.com
For Finance of America Investor Relations: ir@financeofamerica.com